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                                                                   Exhibit 10.66
                               LICENSE AGREEMENT

     This Agreement is made and entered into as of October, 2000 (the Effective
Date), by and between CHILDREN'S MEDICAL CENTER CORPORATION, a charitable corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 300 Longwood Avenue, Boston, Massachusetts, 02115, U.S.A. (hereinafter referred to as "CMCC"), and NMT, Inc. a business corporation organized and existing under the laws of the State of Delaware and having its principal office at 27 Wormwood Street, Boston, MA 02210 hereinafter referred to as "Licensee").

     WHEREAS, CMCC is the owner of certain Study Data (as that term shall be defined hereafter) and has the right to grant licenses for the use thereof; desires to see Study Data utilized in the public interest and is willing to grant a license thereunder on the terms and conditions described herein;

     WHEREAS, Licensee desires to obtain a limited exclusive license under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:


                           ARTICLE I.    DEFINITIONS

     For the purposes of this Agreement, the following words and phrases shall have the meanings set forth below:

A. "Affiliate" shall mean any company or other legal entity controlling, controlled by or under common control with Licensee. For purposes of the definition of "Affiliate" the term "control" shall mean: (i) in the case of a corporate entity, the direct or indirect ownership of at least a majority of the stock or participating shares entitled to vote for the election of directors of that entity; (ii) in the case of a partnership, the power customarily held by a general partner to direct the management and policies of such partnership; or
(iii) in the case of a joint venture, whether in corporate, partnership or other legal form, a more than nominal economic interest and managerial role.

B. "License Field" shall mean the preparation and prosecution of applications to support a Product Marketing Application to the Food and Drug Administration for Ventricular Septal Defect ("VSD") Closure using the CardioSEAL or STARflex device.

C. "Licensee" shall mean Licensee and/or its successor(s) or assignee(s) and/or its Affiliates.

D. "Study Data" shall mean data and results of the studies relating to VSD Closure (including, but not limited to data obtained during the conduct of the High Risk CardioSEAL study, the Clamshell registry and the STARflex VSD Study) [FILL IN IRB NUMBERS] conducted under the supervision of Dr. Kathy Jenkins, between [FILL IN DATES OF STUDY].
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E.  "Sublicensee" shall mean a person or entity unaffiliated with Licensee to who Licensee has granted an arm's length sublicense under this Agreement.

                             ARTICLE II.    GRANT

     CMCC hereby grants to Licensee a exclusive license to use Study Data solely in the License Field for Five (5) years from the Effective Date of this Agreement which shall be the term thereof, unless it shall be sooner terminated as hereinafter provided.

                         ARTICLE III.    DUE DILIGENCE

     Licensee shall use the Study Data in a diligent manner to seek regulatory approval for the CardioSEAL and/or STARflex device in the treatment of VSD with the United States Food and Drug Administration ("FDA").

                            ARTICLE IV.    PAYMENTS

A. For the provision of the High Risk current and updated CardioSEAL data, NMT will make four quarterly payments of $25,000 each on January 1, 2001, April 1, 2001, July 1, 2001, and October 1, 2001.

B. For provision of the existing Clamshell registry data, NMT will make a single payment of $25,000 within thirty (30) days of the execution of this Agreement. If updated information on Clamshell patients is requested by the FDA, these data will be provided at no additional charge to NMT.

C. If STARflex data is to be provided to NMT either as part of the initial application or as a supplement, a payment of $25,000 will be made on January 1, 2002.

        ARTICLE V.    UNIFORM INDEMNIFICATION AND INSURANCE PROVISIONS

A. Licensee shall indemnify, defend and hold harmless CMCC, its corporate affiliates, current or future directors, trustees, officers, faculty, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or impose upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

B. Licensee's indemnification under Article VIII, Paragraph A above shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

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C.  Licensee agrees, at its own expense, to provide attorneys reasonably acceptable to CMCC to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

D. Beginning at the time as any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a sublicensee, Affiliate or agent of Licensee, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide
(i) product liability coverage and (ii) contractual liability coverage for Licensee's indemnification under Article VIII, Paragraphs A through C of this Agreement. If Licensee elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate), such self-insurance program must be acceptable to CMCC and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amount of coverage required under this Article VIII, Paragraph E shall not be construed to create a limited of Licensee's liability with respect to its indemnification under Article VIII, Paragraphs A through C of this Agreement.

E. Licensee shall provided CMCC with written evidence of such insurance upon request of CMCC. Licensee shall provide CMCC with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance. If Licensee does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, CMCC shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice of any additional waiting periods.

F.  Licensee shall maintain such commercial general liability insurance during
(i) the period that any such product or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a sublicensee, Affiliate or agent of Licensee and
(ii) a reasonable period after the period referred to above, which in no event shall be less than fifteen (15) years.

G. Article VIII, Paragraphs A through F shall survive expiration or termination of this Agreement.

H. CMCC MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO LICENSEE HEREUNDER AND HEREBY DISCLAIMS THE SAME.

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                        ARTICLE VI.    NON-USE OF NAMES

     Licensee shall not use the name of Children's Medical Center Corporation nor the name of any of its corporate affiliates or employees, not any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from CMCC in each case, except that Licensee may state that it is licensed by CMCC under one or more of the patents and/or applications comprising the Patent Rights, and Licensee may comply with disclosure requirements of all applicable laws relating to its business, including United States and state security laws.

                          ARTICLE VII.    ASSIGNMENT

A. Except as otherwise provided herein, this Agreement is not assignable in whole or in part, and any attempt to do so shall be void and of no effect.

B. CMCC may assign this Agreement at any time to any corporate affiliate of CMCC without the prior consent of Licensee.

C. Except as provided in Article XI, Paragraph D below, Licensee may assign this Agreement to another entity only with the prior written consent of CMCC, which consent shall not be unreasonably withheld or delayed.

D. Notwithstanding anything herein to the contrary, in the even Licensee merges with another entity, is acquired by another entity, or sells all or substantially all of its assets to another entity, Licensee may assign its rights and obligations hereunder to, in the event of a merger or acquisition, the surviving entity, and in the event of a sale, the acquiring entity, without CMCC's consent so long as: (i) Licensee is not then in breach of this Agreement; (ii) the proposed assignee has a net worth at least equivalent to the net worth Licensee had as of the date of this Agreement; (iii) the proposed assignee has available resources and sufficient scientific, business and other expertise comparable to Licensee in order to satisfy its obligations hereunder;
(iv) Licensee provides written notice of the assignment to CMCC, together with documentation sufficient to demonstrate the requirements set forth in subparagraphs (i) through (iii) above, at least thirty (3) days prior to the effective date of the assignment; and (v) CMCC receives from the assignee, in writing, at least thirty (30) days prior to the effective date of the assignment: (a) reaffirmation of the terms of this Agreement; (b) an agreement to be bound by the terms of this Agreement; and (c) an agreement to perform the obligations of Licensee under this Agreement.

                     ARTICLE VIII.    TERM AND TERMINATION

A.  The term of this Agreement shall be not less than five (5).

B. CMCC may terminate this Agreement immediately upon the bankruptcy, insolvency, liquidation, dissolution or cessation of operations of Licensee; or the filing of

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any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of Licensee; or any assignment by Licensee for the benefit of creditors; or the filing of any involuntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of Licensee which is not dismissed within ninety (90) days of the date on which it is filed or commenced.

C. CMCC may terminate this Agreement upon thirty (30) days prior written notice in the event of Licensee's failure to make to CMCC payments due and payable hereunder in a timely manner, unless Licensee shall make all such payments to CMCC within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if Licensee shall not have made all such payments to CMCC, the rights, privileges and licenses granted hereunder shall terminate.

D. Except as otherwise provided in Paragraph C above, CMCC may terminate this Agreement upon sixty (60) days prior written notice in the event of Licensee's breach or default of any material term or condition or warranty contained in this Agreement, unless Licensee shall cure such breach to CMCC's reasonable satisfaction within said sixty (60) day period. Upon the expiration of the sixty (60) day period, if Licensee shall not have cured said breach to the reasonable satisfaction of CMCC, the rights, privileges and license granted hereunder shall terminate.

E. Licensee shall have the right to terminate this Agreement at any time upon thirty (30) prior written notice to CMCC if CMCC shall fail to deliver data in a timely manner.

           ARTICLE X.    PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

A. All payments, notices, reports and/or other communications made in accordance with this Agreement, shall be sufficiently made or given on the date of the mailing if delivered by hand, by facsimile or sent by first class mail postage prepaid and addressed as follows:

     In the case of CMCC:

          Chief Intellectual Property Officer
          Intellectual Property Office
          Children's Hospital
          300 Longwood Avenue
          Boston, MA 02115

     In the case of Licensee:

          President
          NMT, Inc.
          27 Wormwood Street
          Boston, MA 02210

     or such other address as either party shall notify the other in writing.

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                       ARTICLE XI.    GENERAL PROVISIONS

A. All rights and remedies hereunder will be cumulative and not alternative, and this Agreement shall be construed and governed by the laws of the Commonwealth of Massachusetts.

B. This Agreement may be amended only by written agreement signed by the parties.

C. It is expressly agreed by the parties hereto that CMCC and Licensee are independent contractors and nothing in this Agreement is intended to create an employer relationship, joint venture, or partnership between the parties. No party has the authority to bind the other.

D. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all proposals, negotiations and other communications between the parties, whether written or oral, with respect to the subject matter hereof.

E. If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired thereby.

F. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon but all of which taken together shall constitute but one and the same instrument.

G. The failure of either party to assert a right to which it is entitled or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar or subsequent failure to perform any such term or condition by the other party.

H. Licensee agrees to mark any Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practices of the country of manufacture or sale.

I. Each party hereto agrees to execute, acknowledge and deliver such further instruments and do all such further acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

J. The paragraph headings contained in this Agreement are for references purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

CHILDREN'S MEDICAL CENTER CORPORATION           LICENSEE


By: /s/ William New                             By: /s/ John E. Ahern
    -----------------------------------------       ---------------------------
Name: William New                               Name: John Ahern
      ---------------------------------------         -------------------------

Title: Vice President Research Administration   Title: President / CEO
       --------------------------------------          ------------------------

Date: 1/11/01                                   Date: 1/5/01
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